                                                                      Exhibit 21

                        PACIFIC GATEWAY PROPERTIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                        PERCENTAGE
                                                   PLACE OF         INTEREST OF VOTING
NAME                                             ORGANIZATION        SECURITIES OWNED
----                                             ------------       ------------------
Pacific Gateway Properties, Inc.                  Maryland                 100%

Pacific Gateway Properties                        California               100%
Management Corporation

Pacific Gateway Properties                        California               100%
Hotels, Inc.

PGP - South Bay Office Tower, Inc.                California               100%

PGP - North Tucson Business Center, Inc.          California               100%

PGP - Weston, Inc.                                California               100%

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